Adjusted Pro-forma Statement of Operations for the three and nine month periods ending on September 30, 2011 for the acquisition are:

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011

Sales (net of returns)	$5,440,840	$16,441,304
Cost of goods sold	(3,402,203)	(11,559,478)
Gross profit	$2,038,637	$4,881,826

Operating expenses:
General and administrative	$476,200	$1,460,709
Professional fees	72,868	198,659
Depreciation	-	-
	$549,067	$1,659,369
Income (loss) from operations	$1,489,569	$3,222,458

The adjusted pro-forma consolidated statement of operations for the three and nine month periods ending on September 30, 2011 for the acquisition is as follows:

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011

Sales (net of returns)	$7,634,236	$19,554,475
Cost of goods sold	(4,888,790)	(13,859,385)
Gross profit	$2,745,446	$5,695,090

Operating expenses:
General and administrative	$1,182,009	$2,690,466
Professional fees	282,148	552,405
Depreciation	10,929	18,215
	$1,475,085	$3,261,087
Income (loss) from operations	$1,270,360	$2,434,004

Other income (expense):
Interest expense	(48,805)	(57,378)
Total Other income (expense)	$(48,805)	$(57,378)
Income (loss) before provision for income taxes	$1,221,555	$2,376,626

Provision for income tax	-	-
Net income	$1,221,555	$2,376,626

Net income (loss) per share
(Basic and fully diluted)	$0.07	$0.16
Weighted average number of common shares outstanding	17,031,543	14,774,556